UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

Shire plc
________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
________________________________________________________________________________
(State or other jurisdiction of incorporation)

0-29630                                                  98-0601486
(Commission File Number)                (IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin
24, Republic of Ireland
________________________________________________________________________________
(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code               +353 1 429 7700

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

     On May 17, 2011, Shire Pharmaceuticals Inc., a Delaware corporation (“SPI”) and an indirect wholly-owned subsidiary of Shire plc, ABH Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of SPI (“Merger Sub” and together with SPI, “Shire”), Advanced BioHealing, Inc., a Delaware corporation (“ABH”), and, solely for the limited purposes set forth therein, Shire plc and Canaan VII L.P., a Delaware limited partnership, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which SPI agreed to acquire ABH for $750 million, subject to certain customary closing adjustments (the “Merger Consideration”).  Shire plc is party to the Merger Agreement solely for the purposes of guaranteeing Shire’s obligations thereunder.  Concurrently with the execution of the Merger Agreement, SPI and certain holders of outstanding shares of capital stock and other equity instruments of ABH (all such holders, the “ABH Equityholders”) entered into a Consent Agreement (the “Consent Agreement”) as described below.

       Merger Agreement

       The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into ABH, with ABH continuing as the surviving corporation (the “Merger”).  At the effective time of the Merger, ABH will become a wholly-owned subsidiary of SPI, at which time all ABH Equityholders will be entitled to their pro rata share of the Merger Consideration in accordance with ABH’s Third Amended and Restated Certificate of Incorporation, as amended (the “ABH Charter”) and the Merger Agreement.

       Each of Shire and ABH have made customary representations and warranties in the Merger Agreement, which in the case of ABH, will survive the consummation of the Merger until March 31, 2012.  In addition, between the signing of the Merger Agreement and the consummation of the Merger, ABH has agreed to conduct its business in the ordinary course.  Shire and the ABH Equityholders have agreed to indemnify each other for damages resulting from breaches of representations, warranties and covenants made in the Merger Agreement and certain other matters, subject to stated thresholds.

       Consummation of the Merger is subject to various conditions, including but not limited to the following: (i) adoption of the Merger Agreement by the affirmative vote or consent of the required ABH Equityholders, which consent was obtained on May 17, 2011 as described below; (ii) expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) the representations and warranties in the Merger Agreement being true and correct as of the effective time of the Merger, except to the extent that any failure to be true and correct would not have a material adverse effect on ABH’s or SPI’s ability to consummate the Merger; and (iv) the covenants in the Merger Agreement having been complied with in all material respects.  In addition, Shire’s obligation to consummate the Merger is conditioned upon there being no continuing damage to or destruction of, or disruption of production at, the La Jolla manufacturing facility of ABH that would have a material adverse effect on ABH.

       The Merger Agreement contains certain termination rights for both SPI and ABH and provides that either SPI or ABH may terminate the Merger Agreement if (i) the Merger is not consummated by November 17, 2011, (ii) a government authority or final government order prohibits the consummation of the transactions contemplated by the Merger Agreement or (iii) there is an uncured material breach of a representation, warranty, covenant or agreement by the other party.

       Consent Agreement

       Also on May 17, 2011, Canaan VII L.P., Wheatley New York Partners, L.P., Wheatley Partners III, L.P., Wheatley Associates III, L.P., Wheatley Foreign Partners III, L.P., Channel Medical Partners, L.P. and Safeguard Delaware Inc. (collectively the “Consenting Stockholders”), which collectively beneficially own approximately 88% of the outstanding shares of the Series C Preferred Stock, par value $0.001 per share of ABH (the “Series C Preferred Stock”), entered into the Consent Agreement with SPI.  The Consenting Stockholders hold an amount of Series C Preferred Stock that is sufficient to approve the Merger under the ABH Charter. Pursuant to the Consent Agreement, the Consenting Stockholders, among other things and subject to the terms and conditions set forth in the Consent Agreement, agreed to consent to the approval and adoption of the Merger Agreement, waived any rights to dissent and appraisal in connection with the Merger, acknowledged and agreed to be bound by the indemnification obligations of ABH Equityholders under the Merger Agreement, to the extent those obligations applied to the Consenting Stockholders, and agreed to release ABH, as of the consummation the Merger, from any of ABH’s liabilities or obligations to the Consenting Stockholders.  The Consent Agreement will terminate automatically upon the termination of the Merger Agreement.   In connection with the Consent Agreement, on May 17, 2011, the Consenting Stockholders, acting by written consent, irrevocably voted in favor of, consented to, and adopted, approved, ratified and confirmed the Merger Agreement and each of the other transactions contemplated thereby, including the Merger, subject to the termination of the Merger Agreement.

Item 8.01. Other Events

       On May 17, 2011, Shire plc issued a press release announcing the execution of the Merger Agreement.  The press release is attached as Exhibit 99.01 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

                 (d)  Exhibits.  The following exhibit is filed herewith:

99.01         Press Release dated May 17, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ A C Russell
	Name:	Angus Russell
	Title:	Chief Executive Officer

Dated: May 20, 2011

EXHIBIT INDEX

Number	Description

99.01	Press Release dated May 17, 2011

Press Release www.shire.com

Shire to establish new Regenerative Medicine business unit through cash acquisition of Advanced BioHealing, Inc., including US marketed DERMAGRAFT®

Dublin, Ireland – May 17, 2011 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces that it has signed an agreement to acquire Advanced BioHealing, Inc.

•	Creation of a new strategic platform based on tissue regeneration using cell-based therapies complements Shire’s existing specialty focus and biologics manufacturing capability

•	Strong strategic fit with Shire
o	High medical need for symptomatic condition in growing and under-penetrated market, served by specialist physicians
o	A leading US marketed product for diabetic foot ulcers (DFUs)
o	Small specialised commercial team with a strong focus on customers and patients
o	Delivers value through satisfying high patient need

•	Purchase price of $750 million in cash, financed from Shire’s existing cash resources
o	Closing of the transaction is subject to customary conditions, including obtaining anti-trust clearances

•	Adds DERMAGRAFT to Shire portfolio – attractive US marketed product with further growth potential
o	A regenerative bio-engineered skin substitute indicated for use in the treatment of diabetic foot ulcers greater than six weeks in duration
o	Already achieved 5% patient share of the potential $3 billion slow healing DFU market; $146 million in US sales in 2010
o	Slow healing DFUs affect nearly 538,000(7) people annually in the US
o	Favorable reimbursement profile
o	Significant cost of not treating DFU effectively
o	Further growth prospects through potential expanded indication for Venous Leg Ulcers (VLU)
o	High regulatory, development and manufacturing hurdles for potential competitors

•	Combines Advanced BioHealing’s world-class experience and commercial capability in regenerative medicine with Shire’s strengths and expertise in human cell biological manufacturing

•	Opportunity to invest in and build
o	Leverage Shire’s biological manufacturing expertise to improve Advanced BioHealing’s manufacturing efficiency and expanding capacity
o	Improve disease awareness and prompt earlier medical intervention
o	Enhance Advanced BioHealing’s already impressive commercial success with Shire’s commercialisation expertise and international infrastructure
o	Platform to potentially acquire additional regenerative medicine assets

•
Value and growth enhancing. Shire confirms that its business continues to perform well.  Due to the modest short term financial effect of the acquisition this year, there will be no impact to our previously stated guidance for 2011

Mike Cola, President of Shire’s Specialty Pharmaceuticals business comments:

“This acquisition is a strong and complementary strategic fit for Shire.  We will invest in the strengths of Advanced BioHealing’s specialist commercial team, its manufacturing and its product development.  The potential to build on the success of DERMAGRAFT is attractive; it’s already a leading product providing a solution for a common complication suffered by diabetics in the US that, if not treated effectively, can lead to lower limb amputation and high cost to patients and society.  We believe there’s an opportunity to create more value from DERMAGRAFT and Advanced BioHealing’s proprietary technology and that with Advanced BioHealing’s team joining Shire, we can build Advanced BioHealing into an exciting new business providing regenerative medicine for patients’ unmet needs.”

Kevin Rakin, Chief Executive Officer of Advanced BioHealing, who will continue to lead this business within the Shire organization, comments:

“This is a very exciting opportunity for all of us at Advanced BioHealing to develop the business and deliver continued growth within a new environment that is highly complementary and will provide great leverage for us. We all look forward to being part of Shire.”

Strategic Rationale for the Transaction

Acquiring Advanced BioHealing brings both a US marketed product with opportunity for further growth and world-class expertise in regenerative medicine, enabling Shire to establish a new strategic business unit.

DERMAGRAFT treats a symptomatic condition, DFU, with a high level of medical need.  There are 538,000(7) cases of slow healing DFU annually in the US. The condition is treated by specialist physicians (Shire’s core focus) in wound care centers, select physicians’ offices, Veteran Affairs (VA) Medical centers and clinics.

The World Health Organisation estimates an increase in incidence of diabetes of 43% in North America and 55% worldwide from 2007-2025 which could positively affect DERMAGRAFT growth prospects since diabetic patients have a 15%-25% lifetime risk of developing a DFU(8,9).

DERMAGRAFT is a leading treatment in the slow healing segment of the DFU market and currently has a 5% share of that potential $3 billion market.

DERMAGRAFT has a strong value proposition to patients, physicians and payers; there are approximately 65,000(1) non-traumatic lower limb amputations in the US performed in people with diabetes annually. Comprehensive foot care programs that include foot-care education and preventive therapy, treatment of foot problems, and referral to specialists, can reduce amputation rates by 45% to 85%(1).

DERMAGRAFT has a favorable reimbursement profile, with Medicare (100% coverage), more than 1,000 private plans, the Veteran’s Administration, and numerous Medicaid programs.

Generic or similar products to DERMAGRAFT would have to overcome high regulatory, development and manufacturing hurdles, including the performance of long, costly clinical trials, to enter the DFU market.

Shire and Advanced BioHealing believe there is potential to improve disease awareness and prompt earlier medical intervention. Shire will seek to build on Advanced BioHealing’s already impressive commercial success with Shire’s commercialisation expertise and international infrastructure.

With the acquisition Shire will own the global rights for DERMAGRAFT and will continue to invest in the development of new indications and new geographies, pending regulatory approvals.

Advanced BioHealing has fully enrolled multi-national trials (in US, Germany, Poland, Sweden, UK, Estonia and South Africa) to investigate DERMAGRAFT for the treatment of Venous Leg Ulcers (VLUs); data is due in Q4 this year with anticipated US filing in Q1 2012. In the U.S., VLUs account for the loss of 2 million working days and nearly $3 billion in treatment costs each year. Duration of treatment can last over a year in many cases, and frequently involves the use of significant healthcare resources, resulting in substantial costs for the U.S. healthcare system(2).

DERMAGRAFT is approved but not yet marketed for DFU in Israel, S. Africa, and Singapore. An application was filed in Canada for DFU in March, 2011; undergoing dual review by both the biologics and medical device divisions.  Advanced BioHealing’s ongoing or planned submissions for DFU include Mexico, Saudi Arabia, United Arab Emirates and Malaysia.

About Advanced BioHealing

Advanced BioHealing is a privately held leading regenerative medicine company that develops, manufactures and commercializes living cell-based therapies for regenerative medicine.  Advanced BioHealing has over 400 full time employees based in the US, including an in-house commercial team of over 150 professionals comprising sales, marketing, reimbursement and policy professionals with backgrounds in the pharmaceutical, medical device and biotechnology industries.  The company, like Shire, focuses its small sales team on specialist physicians.

Shire intends to retain Advanced BioHealing’s expertise and to invest in building upon its world-class talent base to drive further value creation. The Advanced BioHealing business will become part of Shire’s Specialty Pharmaceuticals business, led by Mike Cola, and will leverage biologic manufacturing expertise from Shire’s Human Genetic Therapies business.

Advanced BioHealing has operations on three sites in the US: a manufacturing facility in La Jolla, California, corporate offices in Westport, Connecticut and research laboratories in Brentwood, Tennessee. In order to meet future demand, Advanced BioHealing, under Shire's ownership, plans to expand its existing manufacturing capability and Shire will supplement Advanced BioHealing's current manufacturing functions with Shire's manufacturing process and quality assurance expertise.

About DERMAGRAFT

DERMAGRAFT is a regenerative bio-engineered skin substitute that assists in restoring damaged tissue.

DERMAGRAFT is indicated for use in the treatment of full-thickness diabetic foot ulcers greater than six weeks in duration, which extend through the dermis, but without tendon, muscle, joint capsule, or bone exposure.  DERMAGRAFT should be used in conjunction with standard wound care regimens and in patients that have adequate blood supply to the involved foot(6).

DERMAGRAFT consists of living cells and a bio absorbable mesh scaffold. It is designed to stimulate healing in two ways: firstly, its mesh material is gradually absorbed and the human cells grow into place and replace the damaged skin and secondly, the living cells in DERMAGRAFT produce many of the same proteins and growth factors found in healthy skin, which help replace and rebuild the damaged tissue in the DFU.

Data from Advanced BioHealing’s 2001 pivotal clinical trial demonstrated that the weekly application of DERMAGRAFT and conventional therapy for up to eight weeks increased the proportion of DFUs of greater than six weeks duration that achieved 100% closure at 12 weeks by 64%, a statistically significant improvement, when compared to conventional therapy alone.

DERMAGRAFT is contraindicated for use in ulcers that have signs of clinical infection or in ulcers with sinus grafts, and in patients with known hypersensitivity to bovine products as it may contain trace amounts of bovine proteins from the manufacturing medium and storage solution. Adverse events observed in clinical trial included wound infection, osteomyelitis, and cellulitis(6).

About Diabetic Foot Ulcers (DFUs) and Venous Leg Ulcers (VLUs)

DFUs are open sores or ulcers on the feet that can occur in people with diabetes as a result of peripheral neuropathy, or damage to nerves, and can severely compromise a patient’s quality of life. Diabetic patients have a 15%-25% lifetime risk of developing a DFU(8,9).

VLUs are common in patients with a history of leg swelling, varicose veins, or a history of blood clots in either the superficial or the deep veins of the legs. VLUs affect 500,000 to 600,000 people in the United States every year and account for 80 to 90 percent of all leg ulcers(10).They are treated in the same wound center and hospital locations as patients with DFU.

Closing of the transaction is subject to customary conditions, including obtaining anti-trust clearances.

Barclays Capital is acting as financial adviser to Shire.
BofA Merrill Lynch acted as financial adviser to Advanced BioHealing, Inc.

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999
	Sarah Elton-Farr (seltonfarr@shire.com)	+44 1256 894157
Media	Jessica Mann (jmann@shire.com)	+44 1256 894 280
	Matthew Cabrey (mcabrey@shire.com)	+1 484 595 8248

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of the Company’s Specialty Pharmaceutical and Human Genetic Therapies products, as well as the ability to secure and integrate new products for commercialization and/or development; government regulation of the Company’s products; the Company’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on the Company’s products; the Company’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; the Company’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

References:

(1) Centers for Disease Control and Prevention. National diabetes fact sheet: national estimates and general information on diabetes and prediabetes in the United States, 2011. Atlanta, GA: U.S. Department of Health and Human Services, Centers for Disease Control and Prevention, 2011.

(2) Drug Discovery & Development, Nexagon Greatly Reduces Venous Leg Ulcer Size, July 13, 2010.

(3) Lavery, et al. Evaluating the prevalence and incidence of foot pathology in Mexican Americans and non-Hispanic whites from a diabetes management cohort. Diabetes Care. 2006;26:1435-1438.

(4) Ramsey et al. Incidence, outcomes, and cost of foot ulcers in patients with diabetes. Diabetes Care. 1999;22:382–387.

(5) Diabetic Foot Ulcer (DFU) Therapeutics – Pipeline Assessment and Market Forecasts to 2017, GlobalData, April 2011.

(6) DERMAGRAFT Prescribing Information.

(7) Margolis, et al. Diabetic healing of neuropathic foot ulcers receiving standard treatment. A meta-analysis. Diabetes Care. 1999; 22(5):692-695.

(8) Sanders LJ. Diabetes mellitus: prevention of amputation. J Am Podiatric Assoc. 1994;84:322-328.

(9) Singh N, Armstrong DG, Lipsky BA. Preventing foot ulcers in patients with diabetes. JAMA. 2005;293:217-28.

(10) Cleveland Clinic website, Lower Extremity (Foot and Leg) Ulcers.